                         REPORT OF INDEPENDENT AUDITORS


ESCO Electronics Corporation

We have audited the accompanying balance sheet of Filtertek, Inc., The Plastics Group of Schawk, Inc., ("Filtertek") as of December 31, 1996, and the related statements of income, division equity, and cash flows for the year then ended. These financial statements are the responsibility of Filtertek management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Filtertek at December 31, 1996 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                      Ernst & Young LLP


February 27, 1997

BALANCE SHEET                       FILTERTEK (THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------------------------------------
                                                                                  DEC. 31
                                                                                    1996
-------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and Cash Equivalents........................................             $     583
   Trade Accounts Receivable, Net of Reserves of $262 ..............                11,212
   Inventories......................................................                12,441
   Deferred Income Taxes............................................                   873
   Other Current Assets.............................................                   472
                                                                    ------------------------
       Total Current Assets.........................................                25,581
Intangible Assets, Net..............................................                42,302
Other Assets........................................................                   144
Plant and Equipment:
   Land and Buildings...............................................                28,858
   Machinery and Equipment..........................................                40,218
   Furniture and Fixtures...........................................                 3,133
                                                                    ------------------------
                                                                                    72,209
   Less Accumulated Depreciation....................................                24,011
                                                                    ------------------------
       Total Plant and Equipment, Net...............................                48,198
                                                                    ------------------------
                                                                                 $ 116,225
                                                                    ========================


LIABILITIES AND DIVISION EQUITY
Current Liabilities:
   Accounts Payable-Trade..........................................              $   5,362
   Accrued Liabilities:
       Compensation and Related Payroll Taxes......................                  1,604
       Other.......................................................                    988
                                                                    ------------------------
       Total Current Liabilities...................................                  7,954

Deferred Income Taxes..............................................                  3,813
Division Equity....................................................                104,458
                                                                    ------------------------
                                                                                 $ 116,225
                                                                    ========================


The accompanying notes to the financial statements are an integral part of these statements.


STATEMENT OF DIVISION EQUITY                                                     FILTERTEK
--------------------------------------------------------------------------------------------
                                                                     (Thousands of Dollars)



--------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1995.........................................                $115,060

  Effect of Foreign Currency
    Rate Fluctuations.............................................                    (233)
  Net Income......................................................                   2,490
  Net Payments To/Intercompany Charges From Schawk, Inc...........                 (12,859)
                                                                  --------------------------
BALANCE DECEMBER 31, 1996.........................................                $104,458


The accompanying notes to financial statements are an integral part of these financial statements.


STATEMENT OF INCOME                                                              Filtertek
------------------------------------------------------------------------------------------
                                                        (THOUSANDS OF DOLLARS)
YEAR ENDED DECEMBER 31, 1996

==========================================================================================
Net Sales..............................................         $77,752

Cost of Sales..........................................          64,037
                                                       ------------------

   Gross Profit........................................          13,715

Selling, General & Administrative......................          10,143
                                                       ------------------
   Income From Operations..............................           3,572

Other Income (Expenses):
   Interest Expense....................................            (936)
   Interest Income.....................................              44
   Other, Net..........................................             (72)
                                                       ------------------
     Total Other.......................................            (964)
                                                       ------------------

Income Before Income Taxes.............................           2,608

   Income Taxes........................................             118
                                                       ------------------

Net Income.............................................         $ 2,490
                                                       ==================





The accompanying notes to financial statements are an integral part of these financial statements.

STATEMENT OF CASH FLOWS                                   FILTERTEK  (THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS

   Net income ..............................................................     $   2,490
   Adjustments to Reconcile Net Income to Cash Provided from Operations:
     Depreciation...........................................................         6,832
     Amortization of Intangibles............................................         1,212
     Deferred Income Taxes..................................................          (482)
     Non-cash Intercompany Charges..........................................         2,116
     Change in Accounts Receivable..........................................           859
     Change in Inventories..................................................            59
     Change in Accounts Payable and Accrued Liabilities.....................           (75)
     Other..................................................................           943
                                                                            ----------------
        Cash Provided From Operations.......................................        13,954
                                                                            ----------------

CASH USED FOR INVESTMENT ACTIVITIES

   Additions to Plant and Equipment.........................................        (7,785)
   Proceeds From Retirement of Capital Assets...............................           477
   Proceeds From Sale of Plastic Molded Concepts............................         4,914
                                                                            ----------------
        Cash Used For Investment Activities.................................        (2,394)
                                                                            ----------------

CASH USED FOR FINANCING ACTIVITIES

   Net Payments to Schawk, Inc..............................................       (12,537)
                                                                            ----------------
        Cash Used For Financing Activities..................................       (12,537)
                                                                            ----------------

EFFECT OF FOREIGN CURRENCY RATE FLUCTUATIONS                                            53
                                                                            ----------------

   Decrease in Cash & Cash Equivalents......................................          (924)

   Cash and cash equivalents:
     Beginning of Year......................................................         1,507
                                                                            ----------------
     End of Year............................................................     $     583
                                                                            ================

   Supplemental Disclosures of Cash Payments:
     Interest  .............................................................     $       -
     Income taxes...........................................................     $      44



The accompanying notes to the financial statements are an integral part of these statements.

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF ACCOUNTING POLICIES

BASIS OF PRESENTATION

      Filtertek, Inc., the Plastics Group of Schawk, Inc., (the "Division") develops and manufactures insert injection molded plastic filtration elements and custom specialty plastic products for the automotive, health care, and industrial markets. The Division also manufactures thermoform visual and specialty packaging for the general commercial, health care and consumer markets.

      The accompanying financial statements of the Division include the Hebron, Illinois; Huntley, Illinois; and Stockton, California operations of Filtertek USA, Inc.; the Puerto Rico operations of Schawk, Inc.; and the European operations of Filtertek BV (Ireland), Filtertek SA (France) and
Filtertek GmbH (Germany).   All significant intercompany balances and
transactions have been eliminated.

      These financial statements are presented as if the Division had existed as an entity separate from Schawk, Inc. ("Schawk") during the period presented and include the historical assets and liabilities that are directly related to the Division's operations. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent company.


CASH EQUIVALENTS

      Marketable securities classified as cash equivalents, primarily time deposits, are stated at cost which approximates market value at the financial statement date and have a maturity of ninety days or less.


CONCENTRATION OF CREDIT RISK

      The Division sells to healthcare and automotive original equipment manufacturers and other markets. Receivables are in approximately the same proportion as product sales to the above customer groups (healthcare 26%, automotive 35%, consumer 20%, and industrial 19% as of December 31, 1996).

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS



INVENTORIES

      Inventories are comprised of material, labor and overhead and are valued at the lower of cost (determined on a first-in, first-out basis) or market. The components of inventories are as follows at December 31, 1996 (in thousands):

      Raw materials.........................  $  3,959
      Work-in-process.......................     5,128
      Finished goods........................     3,354
                                              --------
                                              $ 12,441
                                              ========

PLANT, EQUIPMENT AND DEPRECIATION

      Plant, equipment and certain company-owned tooling accounts are stated at cost. Depreciation expense has been provided for financial reporting purposes using the straight-line method and for income tax purposes using principally accelerated methods, except for the Puerto Rican operation which uses primarily the straight-line method for both financial reporting and income tax purposes.


RESEARCH AND DEVELOPMENT COSTS

      Research and development costs relate to the development of customer prototype and production tooling. Amounts expended for research and development were $3,059,000 in 1996. Customers provided approximately 94% of this amount. The amounts received from customers are recorded as a reduction of actual research and development costs. The remaining research and product development costs are funded by the Company and are charged to expense as incurred in the Division's financial statements.


INTANGIBLE ASSETS

      The excess of the purchase cost over the fair value of net assets acquired is being amortized principally over 40 years on a straight-line basis. The Division continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows. Accumulated goodwill amortization as of December 31, 1996 was $4,447,000.

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS



FOREIGN CURRENCY TRANSLATION

      Foreign currency assets and liabilities are translated at the rate of exchange existing at year-end and income amounts are translated at the average of the monthly exchange rates. Gains and losses resulting from the translation of foreign currency financial statements are deferred and classified as a separate component of division equity. For the year ended December 31, 1996, the statement of income for the Division included net currency transaction losses of $109,000.

USE OF ESTIMATES

      Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2.  BUSINESS DISPOSITION

      Effective April 30, 1996, the Division sold all of the common stock of Plastic Molded Concepts ("PMC") for net book value. The Company received $4,914,000 in cash and a note receivable of $2,438,000. The note receivable was contributed to Schawk and has been reflected as a charge to division equity in the accompanying financial statements.

NOTE 3.  RELATED PARTY TRANSACTIONS

      The Division received direct charges from Schawk primarily for interest expense, health insurance claims, Company 401(k) contributions and other insurance related costs. The total amount of these direct charges from Schawk included in the statement of income for the year ended December 31, 1996 was approximately $2,116,000.

      The Division has intercompany debt with Schawk of approximately $8,676,000 which was capitalized as part of the sale of the Division (see
Note 8) and is included in division equity in the December 31, 1996 balance sheet. Schawk charged the Division interest on this balance during 1996 at a rate of 6.98% which amounted to $925,000 for the year ended December 31, 1996 and is included in the direct charges described above. The Company also has an intercompany payable to Schawk related to an accumulation of the direct charges on which no interest is charged. The balance of the intercompany payable of approximately $4,556,000 is included in division equity in the December 31, 1996 balance sheet.

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS



NOTE 4.  INCOME TAXES

      Income tax expense includes federal and state income taxes. Deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities measured using currently enacted tax rates. The Division is included in the consolidated income tax return of Schawk. For purposes of these financial statements, the income tax provision has been determined on a basis as if the Division was a separate taxpayer. Current income tax liabilities due Schawk have been included in division equity.

      The provision for income taxes is comprised of the following for the year ended December 31, 1996 (in thousands):

      Current:
         U.S./Puerto Rico..............   $ 592
         Foreign.......................       8
                                          -----
                                            600

      Deferred:
         United States.................    (258)
         Foreign.......................    (224)
                                          -----
                                           (482)
                                          -----

            Total......................   $ 118
                                          =====

      Components of deferred income tax liabilities and assets at December 31, 1996 are as follows (in thousands):

      Deferred income tax liabilities:
         Plant and equipment.......................................  $3,852

      Deferred income tax assets:
         Accruals and reserves not currently deductible.............    450
         Net operating losses carryforward..........................    264
         Other......................................................    198
                                                                     ------
            Total deferred tax assets...............................    912
                                                                     ------

         Net deferred tax liabilities............................... $2,940
                                                                     ======

      The net operating loss carryforward relates to the Division's operation in France and expires at various dates through 2000.

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS



A reconciliation between the provision for income taxes computed by applying the Federal statutory tax rate to income before taxes and the actual provision for the year ended December 31, 1996 is as follows:

      Income taxes at statutory rate............................................       34.0%
      Puerto Rico and Irish income exempt from income taxes.....................      (32.9)
      France net operating loss not previously benefited........................      (16.5)
      Nondeductible expenses....................................................       15.1
      Other.....................................................................        4.8
                                                                                      -----
      Effective tax rate........................................................        4.5%
                                                                                      =====

      The Division has operations in two countries with tax holidays, Puerto Rico and Ireland. The Division's Puerto Rican operations are exempt from the payment of Puerto Rico income taxes on 90% of its income from the manufacture and sales of all products until January 1, 2010. In addition, 90% of the dividends paid to residents of Puerto Rico are exempt from tax under grant. The Division qualifies under Section 936 of the Internal Revenue Code to receive a credit equal to its United States tax on income from sources in Puerto Rico. As a result, no United States income tax has been provided on the exempt income. The Division's operation in the Republic of Ireland is subject to a 10% income tax. The approximate effects of these tax holidays was to increase net income by $857,000 in 1996.

      The undistributed earnings of foreign subsidiaries were approximately $5,661,000 at December 31, 1996. No income taxes are provided on the distribution of such earnings because they are considered permanently invested. The foreign component of income before income taxes was $563,000 for the year ended December 31, 1996.

NOTE 5. EMPLOYEE BENEFIT PLANS

      The Division maintains a 401(k) defined contribution plan covering substantially all United States and Puerto Rico employees. The 401(k) plan provides for a 100% Division match of employee contributions up to 5% of wages (as defined) and are subject to a seven year vesting period. The Divison's contributions to the plan for the year ended December 31, 1996 were $280,000.

NOTE 6. CONTINGENCIES

      The production facility in Ireland is being financed in part by a grant from the Industrial Development Authority of Ireland (IDA). The grant provides 25% of the actual amount of funds expended on the acquisition and equipping of the production facility up to a maximum of $2,316,000. Grants received to date total $2,303,000 and are reported as a reduction of the related assets. A contingent liability for repayment of grants received exists if the Division were to liquidate the Ireland operation. The grants are forgiven ratably over a ten year period. The contingent grant liability totaled $638,000 at December 31, 1996. In 2006, all obligations for repayment of such grants terminate. The Division has no present intention of selling or liquidating the Ireland operation.

                                   FILTERTEK

                         NOTES TO FINANCIAL STATEMENTS


NOTE 7. SEGMENT DATA

      The Division operates in a single industry segment, that being the production of specialty filtration elements, custom injection molded components, and thermoform packaging. Summary financial information by geographic area for the year ended December 31, 1996 is as follows (in thousands):

                                                   UNITED STATES             EUROPE               TOTAL
                                                   -------------             ------               -----
Net sales.......................................      $62,376                $15,376             $ 77,752
Operating income................................        2,955                    617                3,572
Identifiable assets.............................       99,643                 16,582              116,225

      Production facilities are located in the United States, France, and Ireland. Operating income is comprised of total revenues less operating expenses before interest expense and income taxes. Identifiable assets are those assets of the Division that are identifiable with the operations in each geographic area and include cash and marketable securities maintained at these locations.

      Export sales were $1,406,000 for the year ended December 31, 1996. The Division had no single customer which accounted for over 10% of net sales.

NOTE 8. SUBSEQUENT EVENT

      Effective February 7, 1997, the Division was sold to ESCO Electronics Corporation for cash of approximately $92,000,000 plus working capital adjustments. This sale was structured as a sale of the net assets of the North American, Puerto Rican and German operations and the sale of the capital stock ownership of Filtertek BV and Filtertek SA.

                        ESCO ELECTRONICS CORPORATION
   INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements as presented here have been prepared from the historical financial statements of Esco and Filtertek for the respective periods noted. On July 22, 1996, the Company sold its former Hazeltine Corporation subsidiary for $110 million in cash (see Form 8-K dated August 5, 1996). On February 7, 1997, Esco acquired Filtertek for $92 million in cash plus working capital adjustments. This acquisition will be accounted for under the purchase method of accounting, and accordingly, the acquisition cost will be allocated among the net assets of Filtertek based upon their estimated fair market values. However, this allocation process has not yet been completed. Therefore, the excess purchase price over Filtertek's net book value ("Goodwill") is presented as a separate caption in the unaudited pro forma consolidated balance sheet.

The operations of Esco for fiscal year ended September 30, 1996 have been combined with Filtertek's operations for the year ended December 31, 1996. The differences in year end periods as presented does not have a material impact on the combined results.

The unaudited pro forma consolidated statement of operations for fiscal year ended September 30, 1996 and the three-months ended December 31, 1996 present the Company's results of operations as adjusted to give effect to the acquisition of Filtertek and the divestiture of Hazeltine as if both transactions had occurred on October 1, 1995, which represents the beginning of Esco's most recent fiscal year . The unaudited pro forma consolidated balance sheet as of December 31, 1996 gives effect to the acquisition of Filtertek as if it had occurred on December 31, 1996.

The unaudited pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed as part of the Company's most recent annual and quarterly reports on Forms 10-K and 10-Q for the periods ended September 30, 1996 and December 31, 1996, respectively.

The unaudited pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Results of operations for the three months ended December 31, 1996 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

                                                  ESCO ELECTRONICS CORPORATION
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                              FISCAL YEAR ENDED SEPTEMBER 30, 1996
                                           ($ in thousands, except per share amounts)

                                                                                  Esco       <Fg>
                                              Esco    Filtertek                 Pro forma  Elimination
                                           Historical Historical  Pro forma       With        of        Pro forma        Esco
                                            9/30/96    12/31/96  Adjustments    Filtertek   Hazeltine   Adjustments    Pro forma
                                           ---------- ---------- -----------    ---------  -----------  -----------    ---------
Net Sales                                   $438,543    77,752           0       $516,295     93,585           0       $422,710

Cost and Expenses:
     Cost of sales                           366,719    64,037           0        430,756     75,196           0        355,560
     Selling, general and administrative      70,464    10,143      (1,808)<Fa>    78,799     12,859         750 <Fe>    66,690
     Interest expense (income)                 4,781       892       5,456 <Fb>    11,129         29      (4,781)<Ff>     6,319
     Other, net                                5,017        72         800 <Fc>     5,889        912           0          4,977
     Gain on sale of Hazeltine               (48,500)        0           0        (48,500)         0           0        (48,500)
     Nonrecurring charges                     25,300         0           0         25,300          0           0         25,300
                                            --------    ------      ------       --------     ------      ------       --------
        Total costs and expenses             423,781    75,144       4,448        503,373     88,996      (4,031)       410,346
                                            --------    ------      ------       --------     ------      ------       --------

Earnings (loss) before income taxes           14,762     2,608      (4,448)        12,922      4,589       4,031         12,364

Income tax expense (benefit)                 (11,374)      118      (1,779)<Fd>   (13,035)     1,836<Fd>   1,612 <Fd>   (13,258)
                                            --------    ------      ------       --------     ------      ------       --------

        Net earnings (loss)                 $ 26,136     2,490      (2,669)      $ 25,957      2,753       2,419       $ 25,622
                                            ========    ======      ======       ========     ======      ======       ========

Earnings (loss) per share:
     Primary                                $   2.26                             $   2.24                              $   2.21
     Fully diluted                          $   2.25                             $   2.23                              $   2.20
                                            ========                             ========                              ========

Outstanding shares:
     Primary                                  11,580                               11,580                                11,580
     Fully diluted                            11,638                               11,638                                11,638
                                            ========                             ========                              ========



     The accompanying notes are an integral part of these financial statements.



                                           ESCO ELECTRONICS CORPORATION
                             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       THREE MONTHS ENDED DECEMBER 31, 1996
                                    ($ in thousands, except per share amounts)

                                                         Esco           Filtertek          Pro forma          Esco
                                                      Historical        Historical        Adjustments       Pro forma
                                                      ----------        ----------        -----------       ---------
Net Sales                                              $68,899            17,712                 0           $86,611

Cost and Expenses:
     Cost of sales                                      51,939            14,512                 0            66,451
     Selling, general and administrative                12,951             2,471              (202)<Fa>       15,220
     Interest expense (income)                             277               180             1,407 <Fb>        1,864
     Other, net                                            730               (24)              200 <Fc>          906
                                                       -------            ------            ------           -------
        Total costs and expenses                        65,897            17,139             1,405            84,441
                                                       -------            ------            ------           -------

Earnings before income taxes                             3,002               573            (1,405)            2,170

Income taxes                                               820              (312)             (562)<Fd>          (54)
                                                       -------            ------            ------           -------

        Net earnings                                   $ 2,182               885              (843)          $ 2,224
                                                       =======            ======            ======           =======

Earnings per share:
        Primary                                        $  0.18                                               $  0.18
        Fully diluted                                  $  0.18                                               $  0.18
                                                       =======                                               =======

Average common and common share
   equivalents outstanding:
        Primary                                         12,045                                                12,045
        Fully diluted                                   12,055                                                12,055
                                                       =======                                               =======




     The accompanying notes are an integral part of these financial statements.


                                           ESCO ELECTRONICS CORPORATION
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                 DECEMBER 31, 1996
                                    ($ in thousands, except per share amounts)

                                                           Esco           Filtertek
                                                        Historical        Historical         Pro forma        Esco
                                                         12/31/96          12/31/96         Adjustments     Pro forma
                                                        ----------        ----------        -----------     ---------
Cash and cash equivalents                                $ 18,877               583              (583)<Fj>  $ 18,877
Accounts receivable, net                                   27,228            11,212                 0         38,440
Unbilled receivables                                       52,987                 0                 0         52,987
Inventories                                                45,848            12,441                 0         58,289
Other current assets                                        2,874             1,345                 0          4,219
                                                         --------           -------           -------       --------
     Total current assets                                 147,814            25,581              (583)       172,812
Property, plant and equipment, net                         53,713            48,198                 0        101,911
Goodwill                                                   20,256            42,302           (10,725)<Fh>    51,833
Deferred tax asset                                         53,147                 0                 0         53,147
Other assets                                               16,898               144                 0         17,042
                                                         --------           -------           -------       --------
                                                         $291,828           116,225           (11,308)      $396,745
                                                         ========           =======           =======       ========

Short-term borrowings / current maturities LT debt       $  1,300                 0            48,200 <Fi>  $ 49,500
Accounts payable                                           27,347             5,362                 0         32,709
Advance payments on LT contracts                            7,057                 0                 0          7,057
Accrued expenses and other current liabilities             22,882             2,592                 0         25,474
                                                         --------           -------           -------       --------
         Total current liabilities                         58,586             7,954            48,200        114,740
Other liabilities                                          28,793             3,813                 0         32,606
Long-term debt                                             11,050                 0            44,950 <Fi>    56,000
                                                         --------           -------           -------       --------
         Total liabilities                                 98,429            11,767            93,150        203,346
Committments and contingencies                                 --                --                --             --
Shareholders' equity:
     Preferred stock, par value, $.01 / share                  --                --                --             --
     Common stock, par value $.01 / share                     124                 0                 0            124
     Additional paid-in capital                           193,147           104,458          (104,458)<Fj>   193,147
     Retained earnings                                      6,366                 0                 0          6,366
     Cumulative foreign currency translation adj.             516                 0                 0            516
     Minimum pension liability                             (1,869)                0                 0         (1,869)
                                                         --------           -------           -------       --------
         Subtotal                                         198,284           104,458          (104,458)       198,284
     Less treasury stock, at cost                          (4,885)                0                 0         (4,885)
                                                         --------           -------           -------       --------
         Total shareholders' equity                       193,399           104,458          (104,458)       193,399
                                                         --------           -------           -------       --------
                                                         $291,828           116,225           (11,308)      $396,745
                                                         ========           =======           =======       ========





     The accompanying notes are an integral part of these financial statements.


                         ESCO ELECTRONICS CORPORATION
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a): Represents the elimination of $1,212,000 of historical annual goodwill amortization resulting from the original purchase of Filtertek by Schawk (see note (c) below). In addition, this amount includes the reduction of historical intercompany charges as paid to Schwak versus what the estimated intercompany charges would have been had Filtertek been a part of Esco for the entire year. The three month period ended December 31, 1996 reflects one quarter of the estimated annual impact.

(b): Represents the net interest charge related to the acquisition debt of $92 million at an average interest rate of 6.9%. The fiscal year net charge also eliminates the $892,000 of net interest expense noted on the historical Filtertek financial statements. The three month period ended December 31, 1996 reflects one quarter of the estimated annual impact, with the elimination of $180,000 of net interest expense on the historical Filtertek financial statements.

(c): Represents the goodwill amortization charge assuming $32 million of goodwill being amortized over 40 years. The allocation of the purchase price has not yet been completed. See note (h) below.

(d): To provide for income tax expense (benefit) on pretax earnings and pro forma adjustments at an estimated combined statutory tax rate of 40%.

(e): Represents certain cost allocations from the Company which were previously absorbed by Hazeltine operations.

(f): Represents the elimination of Esco's historical interest expense assuming the net proceeds of the sale of Hazeltine were used in part to repay all outstanding debt (see related assumption at note (b)).

(g): Represents the elimination of the operating results of Hazeltine reflecting the terms of the Hazeltine purchase and sale agreement as previously filed.

(h): Represents the net elimination of Filtertek's historical unamortized goodwill and the estimated addition of $32 million of goodwill related to the acquisition. The allocation of the excess purchase price over the net assets acquired between tangibles, identifiable intangibles, and goodwill has not yet been completed.

(i): Represents the net debt impact to acquire Filtertek. The amounts represent $45.5 million of short-term borrowings and $60 million of term debt (with $4 million classified as current maturities of long-term debt). This total debt structure was used to fund the $92 million purchase price and the repayment of $12,350,000 of outstanding debt as noted in the Esco historical financial statements. The cash elimination represents the cash balances of Filtertek as retained by Schawk in conjunction with the terms of the acquisition agreement.

(j):  Represents the elimination of Filtertek's additional paid-in capital.